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                                                                    Exhibit 99.5


[Heller Financial Letterhead]


                                                                 August 27, 1998



The Nahdree Group, Inc.
f/k/a The He-Ro Group, Inc.
580 Seventh Avenue
New York, New York 10018

Nah Nah Collection, Inc.
213 West 35th Street
New York, New York 10001

HRNL, Inc.
580 Seventh Avenue
New York, New York 10018

Gentlemen

                  Reference is made to that certain Factoring and Revolving Inventory Loan Security Agreement having the Effective Date of December 24, 1997 (the "Agreement") entered into among THE NAHDREE GROUP, INC. F/K/A THE HE-RO GROUP, INC., NAH NAH COLLECTION, INC. HRNL, INC. (collectively and severally referred to as "Client"), the other Loan Parties and HELLER FINANCIAL, INC ("Heller"). Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to them in the Agreement.

                  This letter shall confirm that, effective as of May 31, 1998, the Agreement was amended as follows:

         1. Section 7.10(a) of the Agreement referring to Tangible Net Worth was amended by: (i) deleting the amount for Fiscal Year Ending May 31, 1998 and replaced with $1,600,000 and (ii) deleting the amount for Fiscal Year Ending May 31, 1999 and replaced with $2,300,000.

         2. The amount set forth in Section 7.10(b) of the Agreement referring to Working Capital was amended to ($515,000).

         3. The amount set forth in Section 7.10(d) of the Agreement referring to Capital Expenditure Limits was amended to $450,000.

                  Except as herein or heretofore amended or supplemented, the Agreement remains in full force and effect in accordance with its original terms and conditions.
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The Nahdree Group, Inc.
f/k/a The He-Ro Group, Inc.,
Nah Nah Collection, Inc.,
HRNL, Inc.
August 27, 1998
Page 2


                  If the foregoing correctly sets forth Client's and Heller's understanding, please sign the enclosed copy of this letter agreement in the space provided and return such fully executed copy to the undersigned as soon as possible.

                                                 Very truly yours,

                                                 HELLER FINANCIAL, INC.


                                               By: /s/ Michael T. Raynor
                                                 Name: Michael T. Raynor
                                                 Title: Vice President

CONSENTED AND AGREED TO
this 27th day of August 1998

THE NAHDREE GROUP, INC.
f/k/a The He-Ro Group, Inc.

By :/s/ Chris Han
Name:   Chris Han
Title:  CFO

CONSENTED AND AGREED TO
this 27th day of August, 1998

NAH NAH COLLECTION, INC.

By:/s/ Chris Han
Name:  Chris Han
Title: CFO

CONSENTED AND AGREED TO
this 27th day of August, 1998

HRNL, INC.

By:/s/ Chris Han
Name:  Chris Han
Title: CFO